EXHIBIT 10.6.4

[FORM OF JABIL CIRCUIT, INC.
2002 STOCK INCENTIVE PLAN-UK SUBPLAN
STOCK OPTION AGREEMENT]

     Unless otherwise defined herein, the terms defined in the Jabil Circuit, Inc. 2002 Stock Incentive Plan (the “Plan”) shall have the same defined meanings in this stock option agreement (“Option Agreement”).

I. NOTICE OF STOCK OPTION GRANT

     «First» «Last»

     You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares Granted:	«NSO»

Total Exercise Price:	«NSO_Extended»

Type of Option:		Incentive Stock Option

	X	Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule:

     Except as otherwise provided by Section 5 of Part II of this Option Agreement, this Option may be exercised, in whole or in part, in accordance with the following schedule:

     Options shall vest at the rate of 12% of the shares upon the expiration of six (6) months after the Vesting Commencement Date and 2% of the shares at the end of each month thereafter provided that the Optionee is an Employee of, or Consultant to, the Company or a Subsidiary.

Termination Period:

     This Option may be exercised for thirty (30) days after termination of employment, consulting relationship, or such longer period as may be applicable upon death or Disability of Optionee as provided in the Plan, but in no event later than the Term/Expiration Date as provided above.

II. AGREEMENT

     1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Option Agreement (the “Optionee”), an option (the “Option”) to purchase a number of Shares, as set forth in Part I of this Option Agreement, at the exercise price per share set forth in Part I of this Option Agreement (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 13(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

     This Option is granted to you on the condition that you enter into an election to transfer to you any liability to pay secondary National Insurance Contributions (“NIC”) arising on the gain on exercise of your Option (see paragraph 7 — “Tax Consequences” below).

     If designated in Part I of this Option Agreement as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.

     2. Exercise of Option.

        (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in Part I of this Option Agreement and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee’s death, Disability or other termination of Optionee’s employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

        (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

        No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

        (a) cash; or

        (b) check; or

        (c) wire transfer; or

        (d) subject to the approval of the Administrator, such other methods as provided by the terms of the Plan.

     4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution, except as otherwise permitted by the Administrator in accordance with the terms of the Plan.

     The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     5. Change in Control. In the event of a Change in Control, if this Option is outstanding on the date such Change in Control is determined to have occurred, is not yet exercisable and vested on such date, and does not become fully exercisable following such date pursuant to the Vesting Schedule set out in Part I of this Option Agreement, this Option:

        (a) shall become fully exercisable and vested on the first anniversary of the date of such Change in Control (the “Change in Control Anniversary”) if the Optionee’s Continuous Status as an Employee or Consultant does not terminate prior to the Change in Control Anniversary;

        (b) shall become fully exercisable and vested on the date of termination of the Optionee’s Continuous Status as an Employee or Consultant if such termination occurs prior to the Change in Control Anniversary as a result of termination by the Company without Cause or resignation by the Optionee for Good Reason; or

        (c) shall not become fully exercisable and vested if the Optionee’s Continuous Status as an Employee or Consultant terminates prior to the Change in Control Anniversary as a result of termination by the Company for Cause or resignation by the Optionee without Good Reason.

For purposes of this Section 5, the following definitions shall apply:

        (d) “Cause” means:

            (i) An Optionee’s conviction of a crime involving fraud or dishonesty; or

            (ii) An Optionee’s continued willful or reckless material misconduct in the performance of the Optionee’s duties after receipt of written notice from the Company concerning such misconduct;

provided, however, that for purposes of (ii) above, Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Optionee in good faith to have been in or not opposed to the interest of the Company (without intent of the Optionee to gain, directly or indirectly, a profit to which the Optionee was not legally entitled).

        (e) “Good Reason” means:

            (i) The assignment to the Optionee of any duties inconsistent in any respect with the Optionee’s position (including status, titles and reporting requirement), authority, duties or responsibilities, or any other action by the Company that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action that is not taken in bad faith and that is remedied by the Company promptly after receipt of written notice thereof given by the Optionee within 30 days following the assignment or other action by the Company;

            (ii) Any reduction in compensation; or

            (iii) Change in location of office of more than 35 miles without prior consent of the Optionee.

     6. Term of Option. This Option may be exercised only within the term set out in Part I of this Option Agreement, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

     7. Tax Consequences. Some of the United Kingdom tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. IN PARTICULAR, YOU SHOULD NOTE THAT THIS SUMMARY DOES NOT ADDRESS THE POSITION OF EMPLOYEES WHO WERE NOT RESIDENT AND ORDINARILY RESIDENT IN THE UNITED KINGDOM FROM THE DATE OF GRANT OF THE OPTION UNTIL THE SALE OF THE UNDERLYING SHARES. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

        (a) Exercising the Option. Under current legislation, there will be no charge to income tax on the grant of the Option. When you exercise the Option you will be subject to income tax on the difference between the market value of the shares you acquire and the Exercise Price. Your employing company will be required to account for this liability, and NIC, under the Pay As You Earn (“PAYE”) system.

            The Company will arrange for sufficient of the shares of Common Stock subject to Option to be sold to fund PAYE and your NIC liability (unless you have made alternative arrangements to reimburse these liabilities which are acceptable to the Company) after which the remaining stock will be issued to you.

        (b) Disposal of Shares. If the stock increases in value between the date on which you exercise your Option and the date on which you sell the underlying stock, you may be liable to Capital Gains Tax (“CGT”) on that increase. Therefore, where shares are sold on the day an option is exercised, a gain is unlikely to arise as the “base cost” of the shares for CGT purposes should be equal to the market value of the stock sold.

            CGT is chargeable at your marginal rate of tax, ie if you are a 40% taxpayer, chargeable gains will be subject to CGT at 40%. If you are a basic rate taxpayer, depending on your other income and gains in the tax year, any capital gain on a sale of your shares could be subject to tax at the basic rate or partly at the basic rate and partly at 40%. There is no NIC charge in respect of gains which are subject to CGT.

            Each individual is entitled to a CGT annual exemption (£7,700 for the tax year 2002/2003). Therefore the first £7,700 of gains realised by any individual in the tax year 2002/2003 will be exempt from CGT. For future years the exempt amount may well change. Any gains in excess of the exempt amount for any particular year will give rise to CGT charges, although CGT taper relief may be available to reduce the effective rate of tax on disposal of the stock depending on the period for which you hold the shares and your personal circumstances.

     By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed in their entirety the prospectus that summarizes the terms of the Plan and this Option Agreement, has had an opportunity to request a copy of the Plan in accordance with the procedure described in the prospectus, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.

OPTIONEE:	JABIL CIRCUIT, INC.

By:

Signature	TIMOTHY L. MAIN

Title: PRESIDENT

EXHIBIT A

2002 STOCK INCENTIVE PLAN
EXERCISE NOTICE

Employee’s Name

Jabil Circuit, Inc.
10560 Dr. Martin Luther King Jr. Street North
St. Petersburg, FL 33716-3718

Attention:

1. Exercise of Option. Effective as of the date that appears below the signature of the undersigned (the “Purchaser”), Purchaser hereby elects to purchase                     shares (at $                    ) (the “Shares”) of the Common Stock of Jabil Circuit, Inc. (the “Company”) under and pursuant to the 2002 Stock Incentive Plan (the “Plan”) and the Stock Option Agreement dated                                          (the “Option Agreement”). The purchase price of the Shares shall be $                    , as required by the Option Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

3. Representation of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and the prospectus that describes the Plan and agrees to abide by and be bound by the terms and conditions of the Plan and the Option Agreement.

4. Rights of Stockholder. Subject to the terms and conditions of this Exercise Notice, Purchaser shall have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Purchaser delivers full payment of the Exercise Price until such time as Purchaser disposes of the Shares.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and such agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.

Submitted by:	Accepted by:

PURCHASER:	JABIL CIRCUIT, INC.

By:

Signature	Robert L. Paver

	Its:	Secretary & General Counsel

Date

Print Name

Social Security Number

Address:	Address:

10560 Dr. Martin Luther King Jr. Street North St. Petersburg, Florida 33716-3718